UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2021

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 7.01.	Regulation FD Disclosure.

On July 14, 2021, AIM ImmunoTech Inc. (the “Company”) posted a Company Presentation to the “Events & Presentations” subsection of the “Investor Relations” tab on the Company’s website at https://AIMImmuno.com. The presentation will be discussed in the planned investor update webcast scheduled for 11:00 a.m. Eastern Time on Wednesday, July 14, 2021.

The webcast may be accessed at https://www.webcaster4.com/Webcast/Page/2605/41875 or on the Company’s website at https://aimimmuno.com/events-presentations/. For those unable to participate at that time, a replay of the webcast will be available until Thursday, July 14, 2022, on the Company’s website.

The information in this item, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Item 8.01.	Other Events.

After lengthy discussions with Roswell Park, AIM has determined that it is not in its stockholders’ best interests to relinquish “Third-Party Beneficiary” rights to any of AIM’s pre-existing Intellectual Property without appropriate compensation and licensing terms. This business decision has created an impasse which means AIM has no current plans to move forward with certain planned — but not yet initiated — trials at Roswell Park. Additionally, unlike pancreatic cancer and advanced recurrent ovarian cancer, these previous planned Roswell Park studies are not on the Company’s near-term critical path for future New Drug Applications, and will only become a priority after the Company accomplishes its goals related to pancreatic cancer and advanced recurrent ovarian cancer. For more information, please see the Company Presentation furnished herewith as Exhibit 99.1.

Cautionary Statement

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, the Company claims the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth herein speak only as of the date hereof. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. The Company is in various stages of seeking to determine whether Ampligen will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders and the presentation furnished as Exhibit 99.1 hereto sets forth the Company’s anticipated future activities. These planned activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Some of the world’s largest pharmaceutical companies and medical institutions are racing to find a treatment for COVID-19. Even if Ampligen proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that another treatment that eventually proves capable will not make our efforts ultimately unproductive. The Company recognizes that all cancer centers, like all medical facilities, must make the pandemic their priority. Therefore, there is the potential for delays in clinical trial enrollment and reporting in ongoing studies. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the presentation. In addition, many countries, including Argentina, are dealing with COVID-19 outbreaks and have made that their primary focus. The Company believes that this may be delaying its commercialization of Ampligen in Argentina until COVID-19 is more under control. The Company cannot assure that its potential foreign operations will not be adversely affected by these risks.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Company Presentation dated July 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

July 14, 2021	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO